Exhibit 10.23
SECURED GUARANTY
     SECURED GUARANTY, dated as of October 9, 2007 (as amended, supplemented, restated or otherwise modified from time to time, this “Guaranty”), made by WELLS REAL ESTATE FUNDS, INC., a Georgia corporation (the “Guarantor”), in favor of WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”) for each of the Lender Parties.
W I T N E S S E T H:
     WHEREAS, pursuant to the Subordinated Credit Agreement, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Subordinated Credit Agreement”), among Timberlands II, LLC, a Delaware limited liability company (“Wells Timberland”), Wells Timberland Acquisition, LLC, a Delaware limited liability company (“Wells Acquisition”, together with Wells Timberland, each a “Borrower” and collectively, the “Borrowers”), the various lending institutions as are, or may from time to time become, parties thereto (collectively, the “Lenders”), and the Administrative Agent, the Lenders have agreed to make a loan or loans to the Borrowers in the aggregate principal amount of up to ONE HUNDRED SIXTY MILLION DOLLARS ($160,000,000); and
     WHEREAS, the Guarantor owns, directly or indirectly, at least 99% of the issued and outstanding equity interests of Wells Timberland and Wells Acquisition; and
     WHEREAS, as a condition precedent to the Funding Date, the Guarantor is required to execute and deliver this Guaranty and the Guarantor Pledge Agreement (as hereinafter defined); and
     WHEREAS, the Guarantor has duly authorized the execution, delivery and performance of this Guaranty and will receive direct and indirect benefits from the making of the Loans to the Borrowers by the Lenders;
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make the Loans to the Borrowers pursuant to the Subordinated Credit Agreement, the Guarantor hereby agrees with the Administrative Agent, for its benefit and the benefit of each other Lender Party, as follows:
ARTICLE I
DEFINITIONS
     SECTION 1.1 Certain Terms. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):
     “Administrative Agent” is defined in the preamble.
     “Bankruptcy Code” is defined as Title 11 of the United States Code.
     “Borrower” and “Borrowers” are defined in the first recital.

     “Guaranteed Obligations” is defined in Section 2.1.
     “Guarantor” is defined in the preamble.
     “Guarantor Pledge Agreement” is defined in Section 2.8.
     “Guaranty” is defined in the preamble.
     “Insolvency or Liquidation Proceeding” has the meaning provided for in the Subordinated Intercreditor Agreement.
     “Lenders” is defined in the first recital.
     “Pledged Collateral” is defined in Section 2.8.
     “Pledged Common Stock” has the meaning provided for in that certain Secured Guaranty Pledge Agreement of even date between Wells Advisory Services I, LLC (“WAS I”), as the Pledgor, and the Administrative Agent.
     “Subordinated Credit Agreement” is defined in the first recital.
     SECTION 1.2 Subordinated Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Guaranty, including its preamble and recitals, have the meanings provided for such terms in the Subordinated Credit Agreement.
ARTICLE II
GUARANTY
     SECTION 2.1 Guaranty. The Guarantor hereby, unconditionally, absolutely and irrevocably, as a primary obligor and not merely as a surety, guarantees to the Lenders, the punctual and complete payment when due in Dollars, whether at or after maturity, upon acceleration or otherwise, of all Obligations of the Borrowers to the Lenders under any and all of the Loan Documents, in each case, as such Obligations may from time to time be supplemented, increased, modified, amended, renewed and extended, whether evidenced by amendments, supplements, amendments and restatements or new or additional documents, including, without limitation, (i) the outstanding principal amount of the Loans along with any Exit Fees due and payable, (ii) all interest payable under the Loan Documents, including, without limitation, interest accruing at the rate set forth in Section 3.2 of the Subordinated Credit Agreement, after the Stated Maturity Date or interest that would otherwise have been owed by the Borrowers under the Loan Documents but the payment of which is unenforceable or not allowable due to the existence of a bankruptcy, liquidation, reorganization or similar proceeding involving the Borrowers, and any late charges, fees or other amounts due by reason of any later payment of interest, and (iii) all other sums, fees, costs, expenses and payments due to the Lenders (including reasonable attorneys’ fees and costs and expenses) pursuant to the Subordinated Credit Agreement or any of the other Loan Documents (the obligations are hereinafter collectively referred to as the “Guaranteed Obligations”).

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     This Guaranty constitutes a guaranty of payment when due and not merely of collection, and the Guarantor specifically agrees that it shall not be necessary or required that any Lender Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrowers, any other Loan Party or any Collateral before or as a condition to the obligations of the Guarantor hereunder. Notwithstanding the foregoing, the obligations of the Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render the Guarantor’s obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any provisions of applicable state Law.
     SECTION 2.2 Acceleration of Guaranty. The Guarantor agrees that, if any Event of Default shall occur or the Loans are declared due and payable, the Guarantor will, automatically and without the requirement that any demand for payment be made, pay to the Lender Parties forthwith the full amount of the Guaranteed Obligations that are then due and payable and thereafter the full amount of the Guaranteed Obligations that may become due and payable from time to time.
     SECTION 2.3 Guaranty Absolute. This Guaranty is a continuing, absolute, unconditional and irrevocable guaranty of payment and shall remain in full force and effect until all the Guaranteed Obligations have been indefeasibly paid in full in cash and all Commitments shall have irrevocably terminated. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the agreement under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender Party with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:
          (a) any lack of validity, legality or enforceability of any Loan Document or any other agreement or instrument relating to any thereof;
          (b) the failure of any Lender Party:
               (i) to assert any claim or demand or to enforce any right or remedy against the Borrowers, any other Loan Party or any other Person (including any other guarantor) under the provisions of any Loan Document or otherwise, or
               (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any of the Guaranteed Obligations;
          (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any compromise, renewal, extension, acceleration or release with respect thereto, or any other amendment or waiver of or any consent to departure from any Loan Document;
          (d) any addition, exchange, release, impairment or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

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          (e) any defense, set-off or counterclaim which may at any time be available to or be asserted by the Borrowers or any other Loan Party against any Lender Party;
          (f) any reduction, limitation, impairment or termination of the Guaranteed Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Guaranteed Obligations or otherwise; or
          (g) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrowers, any other Loan Party or the Guarantor, including as a result of any proceeding of the nature referred to in Section 8.1.8 of the Subordinated Credit Agreement.
     SECTION 2.4 Reinstatement, etc. The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Lender Party, upon the insolvency, bankruptcy or reorganization of the Borrowers, any other Loan Party or otherwise, all as though such payment had not been made.
     SECTION 2.5 Waiver. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty, and any requirement that any Lender Party protect, secure, perfect or insure any Lien on any property or exhaust any right or take any action against the Borrowers, any other Loan Party or any other Person (including any other guarantor of the Guaranteed Obligations) or any collateral securing the Guaranteed Obligations.
     SECTION 2.6 Waiver of Subrogation. The Guarantor hereby irrevocably waives to the extent permitted by applicable Law and until such time as the Guaranteed Obligations shall have been paid in full in cash and the Commitments have irrevocably terminated, any claim or other rights which it may now or hereafter acquire against the Borrowers or any other Loan Party that arise from the existence, payment, performance or enforcement of the Guarantor’s obligations under this Guaranty or any other Loan Document, including any right of subrogation, reimbursement, exoneration or indemnification, and any right to participate in any claim or remedy of any Lender Party against the Borrowers or any other Loan Party or any collateral which any Lender Party now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract or Law. If any amount shall be paid to the Guarantor in violation of the preceding sentence, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for, the Lender Parties, and shall forthwith be paid to the Administrative Agent on behalf of the Lender Parties to be credited and applied against the Guaranteed Obligations, whether matured or unmatured. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Subordinated Credit Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.

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     SECTION 2.7 Payments Free of Taxes. All payments made by the Guarantor hereunder shall be free and clear of all Taxes.
     SECTION 2.8 Pledged Collateral. As security for the Guaranteed Obligations, (i) the Guarantor has delivered to the Administrative Agent a pledge agreement in favor of the Administrative Agent on behalf of the Lender Parties duly executed by an Authorized Officer of Guarantor (the “Guarantor Pledge Agreement”) pursuant to which it has pledged the collateral described thereto, subject to the terms of the Guarantor Pledge Agreement and original certificates evidencing all of the issued and outstanding shares of capital stock and other Equity Interests required to be pledged pursuant to the terms of the Guarantor Pledge Agreement, which certificates shall be accompanied by undated stock and other powers duly executed in blank by each relevant pledgor together with U.C.C. financing statements naming Guarantor as the debtor and the Administrative Agent as the secured party, such U.C.C. financing statements to be filed under the U.C.C. of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interest of the Administrative Agent in the collateral the subject thereof and (ii) WAS I has delivered to the Administrative Agent a pledge agreement in favor of the Administrative Agent on behalf of the Lender Parties duly executed by an Authorized Officer of WAS I (the “Secured Guaranty Pledge Agreement”) pursuant to which it has pledged the Pledged Common Stock, subject to the terms of the Secured Guaranty Pledge Agreement.
ARTICLE III
REPRESENTATIONS AND COVENANTS
     SECTION 3.1 Representations and Warranties. The Guarantor hereby represents and warrants, as of the date it becomes a party to this Guaranty, to the Administrative Agent as set forth below:
          (a) the Guarantor is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, and has full power and authority, and holds all requisite licenses, permits and other approvals of Governmental Authorities, to enter into this Guaranty and the other Loan Documents to which it is a party and to carry out the transactions contemplated hereby and thereby;
          (b) the execution and delivery by the Guarantor of this Guaranty and the other Loan Documents to which it is a party and the consummation by the Guarantor of the transactions contemplated hereby and thereby have been duly authorized by all necessary action of the Guarantor. This Guaranty and such other Loan Documents to which the Guarantor is a party have each been duly executed and delivered by the Guarantor and each constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or similar Laws at the time in effect affecting the rights of creditors generally and subject to the effects of general principles of equity (regardless of whether considered in a proceeding in law or equity); and
          (c) the execution and delivery of this Guaranty and the other Loan Documents to which the Guarantor is a party and the consummation by the Guarantor of the transactions

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contemplated hereby do not (i) contravene or result in a default under the Guarantor’s Organizational Documents, (ii) contravene or result in a default under any material contractual restriction or Law binding on the Guarantor, (iii) require any filings, consents or authorizations which have not been duly obtained or (iv) result in the creation or imposition of any Lien on the Guarantor’s properties (other than on behalf of the Administrative Agent).
     SECTION 3.2 Ownership of Interests. The Guarantor is the owner, directly or indirectly, of at least 99% of the issued and outstanding equity interests of the Wells Timberland and Timberland II and the Pledged Common Stock.
     SECTION 3.3 Financial Information. The Guarantor shall furnish, or cause to be furnished, to the Lenders copies of the following financial statements, reports, notices and information:
          (a) as soon as available and in any event within forty-five (45) days after the end of each Fiscal Quarter, a consolidated balance sheet of the Guarantor, and a consolidated statement of cash flow of the Guarantor, in each case, as of the end of such Fiscal Quarter as well as for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified as complete and correct by the chief financial or accounting Authorized Officer of the Guarantor;
          (b) as soon as available and in any event within forty-five (45) days after the end of each Fiscal Quarter, a consolidated quarterly operating statement of the Guarantor, certified as complete and correct by the chief financial or accounting Authorized Officer of the Guarantor;
          (c) as soon as available and in any event within one hundred eighty (180) days after the end of each Fiscal Year, a copy of the annual audited consolidated financial statements for such Fiscal Year for the Guarantor and a consolidated statement of earnings and cash flow of the Guarantor for such Fiscal Year, in each case as audited (without any Impermissible Qualifications) by independent public accountants reasonably acceptable to the Lenders;
          (d) as soon as available and in any event within five (5) Business Days after any change in the Authorized Officers of the Guarantor, a certified specimen signature of such new Authorized Officer so appointed together with evidence of the authority of such new Authorized Officer;
          (e) as soon as possible and in any event within five (5) Business Days after the Guarantor obtains knowledge of the occurrence of a Default, any casualty or condemnation or any act, event or condition which could reasonably be expected to have a Material Adverse Effect, a statement of the chief executive, financial or accounting Authorized Officer of the Guarantor setting forth details thereof and the action which the Guarantor has taken and proposes to take with respect thereto;
          (f) promptly after the sending or filing thereof, copies of all reports required to be filed by the Guarantor with any Governmental Authority, including any reports with respect to matters relating to Environmental Laws;

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          (g) as soon as possible and in any event within five (5) Business Days after the Guarantor receives notice or obtains knowledge of the occurrence or existence of any matters relating to Environmental Laws requiring notice to a Governmental Authority or with respect to which notice is received from a Governmental Authority, a copy of all relevant documentation relating thereto; and
          (h) such other information and reports respecting the condition or operations, financial or otherwise, of the Borrowers, the Guarantor, the Collateral and the Pledged Collateral as required under the Loan Documents, and such other information as the Lenders may reasonably request from time to time.
     By accepting delivery of any of the aforementioned items, the Lenders shall not be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance of delivery thereof shall not be or constitute any consent or affirmation with respect thereto or estoppel by the Lenders.
     SECTION 3.4 Additional Covenants. The Guarantor agrees that, until all the Guaranteed Obligations have been paid in full in cash on terms and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and all Commitments shall have irrevocably terminated, it will comply with all the terms and provisions of the Subordinated Credit Agreement and the other Loan Documents that are applicable to it.
ARTICLE IV
MISCELLANEOUS
     SECTION 4.1 Loan Document. This Guaranty is a Loan Document executed pursuant to the Subordinated Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Section 1.3 and Article X thereof.
     SECTION 4.2 Amendments, etc.; Successors and Assigns.
          (a) No amendment to or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor herefrom, shall be effective unless the same shall be in writing and signed by the Administrative Agent and the percentage of the Lenders as required by Section 11.1 of the Subordinated Credit Agreement, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.
          (b) This Agreement shall be binding upon the Guarantor and its successors, transferees and assignees, and shall inure to the benefit of and be enforceable by the Administrative Agent and each other Lender Party and their respective successors and assigns; provided, however, that the Guarantor may not assign or delegate its obligations hereunder without the prior written consent of the Administrative Agent. Without limiting the generality of the foregoing, any Lender may assign or otherwise transfer (in whole or in part) its Loans to any other Person, and such other Person shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this

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Guaranty) or otherwise, subject, however, to the provisions of Section 11.10 and Article X of the Subordinated Credit Agreement.
     SECTION 4.3 Addresses for Notices. All notices and other communications provided for hereunder shall be made as provided in, and subject to the terms of, Section 11.2 of the Subordinated Credit Agreement. All notices to the Administrative Agent shall be sent as provided in the Subordinated Credit Agreement. All notices to the Guarantor shall be sent as follows:
Wells Real Estate Funds, Inc.
330 Corners Parkway
Norcross, Georgia 30092
Attention:
Facsimile No.:
     SECTION 4.4 No Waiver; Remedies. No failure on the part of the Administrative Agent or any other Lender Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The Administrative Agent and each other Lender Party shall have all remedies available at law or equity, including without limitation, the remedy of specific performance for any breach of any provision hereof. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or equity.
     SECTION 4.5 Right to Set-Off. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent and each other Lender Party are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing to the Administrative Agent or any such Lender Party, as the case may be, to or for the credit or the account of the Guarantor against any and all of the Guaranteed Obligations now or hereafter existing under this Guaranty, irrespective of whether the Administrative Agent or any such Lender Party shall have made any demand under this Guaranty. Each Lender Party agrees promptly to notify the Guarantor, the Borrowers and the Administrative Agent after any such set-off and application made by the Administrative Agent or any such Lender Party, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each other Lender Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or any of the other Lender Parties may have.
     SECTION 4.6 Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guaranty or affecting the validity or enforceability of such provisions in any other jurisdiction.

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     SECTION 4.7 Counterparts. This Guaranty may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute but one and the same agreement.
     SECTION 4.8 Governing Law; Entire Agreement. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.
     SECTION 4.9 Waiver of Jury Trial. THE GUARANTOR AND EACH LENDER PARTY HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY LENDER PARTY OR THE GUARANTOR. THE GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT ENTERING INTO THIS GUARANTY.
     SECTION 4.10 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF, ANY LENDER PARTY OR THE GUARANTOR SHALL BE BROUGHT AND MAINTAINED IN THE FEDERAL AND STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN OF THE STATE OF NEW YORK. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH LENDER PARTY AND THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT,

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ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE GUARANTOR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.
     SECTION 4.11 Waiver of Certain Claims. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE GUARANTOR SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST EACH LENDER PARTY ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS GUARANTY OR ANY INSTRUMENT CONTEMPLATED HEREBY.
     SECTION 4.12 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.

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     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date and year first above written.

WELLS REAL ESTATE FUNDS, INC., a
Georgia corporation

By:	/s/ Randall D. Fretz
Name:

Title:

Acknowledged and Accepted:

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ Steve W. Whitcomb
Name:	Steve W. Whitcomb

Title:	Director
Limited Guaranty